Exhibit 4.3

ITC^DELTACOM, INC. SUBSCRIPTION RIGHTS LETTER OF TRANSMITTAL

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED .

ITC^DeltaCom, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, par value $0.01 (the “Stock”), as of the close of business on December 17, 2007 (the “Record Date”), to receive 1.167 Rights (each, a “Right”) for each share of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Stock for each right (the “Subscription Right”) at a subscription price of $3.03 per share.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated December 19, 2007 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC, toll free (800) 777-3674.

I hereby irrevocably subscribe for the number of shares of Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

	2	SUBSTITUTE FORM W-9 PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed
above is INCORRECT OR →
if the space is BLANK write in the
CORRECT number here.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE
	3	☐ SHARES TO SUBSCRIBE
WHOLE SHARES
1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.		ENCLOSED IS MY CERTIFIED OR CASHIER’S CHECK OR MONEY ORDER
X_		FOR $________________________________________
Signature of Stockholder Date Daytime Telephone#

X
Signature of Stockholder Date Daytime Telephone#

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SUBSCRIPTION RIGHTS CERTIFICATE NUMBER

SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

ITC^DELTACOM, INC.

SUBSCRIPTION RIGHTS CERTIFICATE

A.	Number of shares of Stock subscribed for through the subscription privilege (not to exceed one share of stock for each Right held): shares of Stock

B.	Total Subscription Price (line A multiplied by $3.03): $

C.	Please enclose a certified or cashier’s check or money order payable to Mellon Bank, N.A.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico

                    1-800-777-3674 (Toll Free)

From outside the U.S.

                1-201-680-6654 (Collect)

SUBSCRIPTION TO PURCHASE COMMON STOCK OF ITC^DELTACOM, INC.

RETURN TO: MELLON BANK, N.A . C/O MELLON INVESTOR SERVICES LLC

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON JANUARY 23, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

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SPECIAL TRANSFER INSTRUCTIONS To be completed if the certificate representing the Stock is to be issued in a name other than that of the registered holder.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

SIGNATURE GUARANTEE MEDALLION Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

(Title of Officer Signing this Guarantee)

(Name of Guarantor - Please Print)

(Address of Guarantor Firm)

YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU WISH TO HAVE YOUR SHARES ISSUED IN A NAME OTHER THAN THAT OF THE REGISTERED HOLDER OR DELIVERED TO AN ADDRESS OTHER THAN THE ONE LISTED ON THE FACE OF THIS RIGHTS CERTIFICATE OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

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DELIVERY INSTRUCTIONS: Address for mailing of stock or new Rights Certificate in accordance with the Prospectus, if different from the address shown on the face of this Rights Certificate:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1	Sign and date Box 1 and include your daytime phone number.

2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3	Fill in the number of whole shares you wish to subscribe for. Insert the total amount due for your subscription. Fees must be paid by certified or cashier’s check or money order. Personal checks will not be accepted.

4	Rights card and calculation section for determining your subscription privileges.

5	If you want your ITC^DeltaCom stock to be issued in another name or sent to a different address, complete the Special Transfer Instructions in Box 5. The signature(s) in Box 5 must be medallion guaranteed by an Eligible Guarantor Institution.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON JANUARY 23, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.